SECURITIES AND EXCHANGE COMMISSION

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FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Catalyst Ventures Incorporated
(Exact Name of Small Business Issuer in its Charter)

Florida		26-1095171
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

1739 Creekstone Circle
San Jose, CA 95133
408-691-0806
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Corporation Service Company
1201 Hays Street
Tallahassee, Florida 32301
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	47,000	$1.00	$47,000.00	$1.44

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $1.00 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED NOVEMBER  __ , 2007

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

47,000 SHARES OF
CATALYST VENTURES INCORPORATED
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 47,000 shares of our common stock can be sold by selling security holders at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will not agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  November __, 2007

ABOUT OUR COMPANY

Catalyst Ventures Inc. is an energy consulting company which intends to enter into agreements with numerous established, independent regional bulk fuel companies throughout North America.  To date we have been contracted by Oil and Gas Petroleum Company (“OGPC”) to provide managing consulting services.  OGPC engages in the trading, marketing and distribution of oil, gas, lubricants, and petroleum products in North and South America, Europe, Russia, South East Asia and Africa. We will work directly with OGPC to acquire trade and process natural and synthetic oil and gas products worldwide. We will provide expertise in the technical and economic analysis of oil, gas and petroleum projects and activities.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $1.00 was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (September 17, 2007) through September 30, 2007 are derived from our audited financial statements.

From Inception- September 17, 2007 through September 30, 2007
STATEMENT OF OPERATIONS

Revenues	-
Total Operating Expenses	79,185
Interest Expense	323
Net Loss	(79,508)

As of September 30, 2007
BALANCE SHEET DATA

Cash	100
Deposit on Investment	100,000
Total Assets	144,375
Total Liabilities	168,883
Stockholders’ Equity (Deficit)	(24,508)

WHERE YOU CAN FIND US

Our business office is located at 1739 Creekstone Circle, San Jose, CA 95133 and our telephone number is (408)691-0806.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Florida in September 2007. We have no significant financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. From inception to September 30, 2007, we have incurred a net loss of $79,508, and an accumulated deficit of $79,508. If we cannot generate sufficient revenues from our services, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF KENNETH GREEN, PAT HENDRICKS. WITHOUT THEIR CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Kenneth Green, and Pat Hendricks are our only officers. We currently do not have an employment agreement with Mr. Green, Ms. Hendricks. The loss of their services could have a material adverse effect on our business, financial condition or results of operation.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $1.00 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in September 2007 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 47,000 shares of our common stock held by 39 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in September 2007.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 30, 2007 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
The Logie Living Trust dated 4-12-91(1)	1,000	1,000	0	0
Rafael E. Loperena	5,000	5,000	0	0
Sandra L. Burgess	5,000	5,000	0	0
Gail Diane Munter	1,000	1,000	0	0
Sharon E. and David N. Anderson (2)	1,000	1,000	0	0
Douglas A. Williams	1,000	1,000	0	0
Robert and Denise Patterson (3)	1,000	1,000	0	0
Linette S. and Bryan J. Hart (4)	1,000	1,000	0	0
Bruce A. Bode	1,000	1,000	0	0
Michael A. Kinney	1,000	1,000	0	0
Berry and Barbara Duke (5)	1,000	1,000	0	0
Granite Lending Group, Inc.	1,000	1,000	0	0
Justin Duke	1,000	1,000	0	0
George E. Richardson, Jr.	1,000	1,000	0	0
Kristen Suzuki	1,000	1,000	0	0
Allyson J. Kumataka	1,000	1,000	0	0
Jeffrey R. Crowe	1,000	1,000	0	0
David Ho	1,000	1,000	0	0
Tracy L. List	1,000	1,000	0	0
Theodore A. List Jr.	1,000	1,000	0	0
Clifford J. List	1,000	1,000	0	0
Kathleen E. Holmby	1,000	1,000	0	0
Todd N. Textor	1,000	1,000	0	0
Matthew P. Mosbey	1,000	1,000	0	0
Jordan Bianco	1,000	1,000	0	0
Marilyn Newberg	1,000	1,000	0	0

Janet R. Thornton	1,000	1,000	0	0
Gloria L. Miller	1,000	1,000	0	0
Douglas Bebb	1,000	1,000	0	0
Nilo Castillo	1,000	1,000	0	0
David A. and Diana L. Carlson (6)	1,000	1,000	0	0
Trust of Robert O. Carlson	1,000	1,000	0	0
Ronald L. Rowton	1,000	1,000	0	0
Timothy J. Cunningham	1,000	1,000	0	0
Lincoln Ong	1,000	1,000	0	0
Erin Campbell	1,000	1,000	0	0
William and Linda Cox (7)	1,000	1,000	0	0
John G. and Kimberly V. Albrecht (8)	1,000	1,000	0	0
Lisa Silva	1,000	1,000	0	0

 Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	Are broker-dealers or affiliated with broker-dealers.

(1)	The Logie’s are Patricia Hendricks’ son-in-law’s parents.

(2)	Sharon Anderson and David Anderson are married, joint shareholders, and are Patricia Hendricks’ daughter and son-in-law respectively.

(3)	Robert Patterson and Denise Patterson are married and joint shareholders.

(4)	Linette Hart and Bryan Hart are married and joint shareholders.

(5)	Berry Duke and Barbara Duke are married and joint shareholders.

(6)	David Carlson and Diana Carlson are married and joint shareholders.

(7)	William Cox and Linda Cox are married and joint shareholders.

(8)	John Albrecht and Kimberly Albrecht are married and joint shareholders.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $1.00 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer’s and director’s and their respective ages as of November 19, 2007 are as follows:

NAME	AGE	POSITION

Kenneth Green	48	Founder, Chairman, and CEO, Director
Patricia Hendricks	69	Secretary/Treasurer and Director
Alan Mencin	50	Alan will begin his employment with the Company on January 1, 2008 as SVP of Business Development, Strategic Alliances, and Emerging Energy/Environmental Technologies

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Kenneth Green

Mr. Green received his MBA from the University of Phoenix. He has been working on the Capital Ventures, Inc. project for the majority of the past five years. During this time he has also provided consulting services to several middle market companies. Since 2003, he has worked primarily for Airlift International, Inc, and Catalyst Financial Group, to arrange the acquisition of several of the companies for which he had/has been consulting. Mr. Green Specializes in marketing, sales, business analysis, organizational management, information systems implementation, and strategic alliances for charter airline operations, FBO's, commercial fuel distributors, commercial construction operations, automobile dealers, automobile parts distributors, aviation parts distributors, and other middle market operations.

Patricia Hendricks

Pat Hendricks retired from Ford Motor Company in January 1999. She has since been focused upon her family and travel. She was recruited by Kenneth Green in 2003, to assist him in the formation, and management of several companies, including Catalyst Ventures, Inc. From 2003 to present, she has served as Secretary/Treasurer, and Director, or General Partner, on each of the companies formed:  Airlift International, Inc; Catalyst Holding Group, LLLP; Catalyst Financial Group, Inc; Catalyst Ventures, Inc.; and Pegasus Motorsports, LLLP.

Alan Jay Mencin

Mr. Mencin received his MBA from the University of Denver. Since 1994, Mr. Mencin has owned and operated Mencin & Associates, an information technology consulting and service business. The firm provides consulting in the fields of business management, engineering, network systems, and mathematics to a variety of industries.  These industries have included oil and gas, mining, geophysics, chemical engineering, not-for-profits, accident investigation, computer science and real estate.

Additionally, Mr. Mencin has worked with an engineering firm named Harris Group as a Project Manager/ Financial Consultant in the areas of bio-fuels and alternative energy.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of November 19, 2007 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Catalyst Holding Group, LLLP(2) 1739 Creekstone Circle San Jose, CA 95133	51,000,000	92.65%

Common Stock	Catalyst Fund, LLLP (3) 1739 Creekstone Circle San Jose, CA 95133	1,000,000	1.82%

Common Stock	Pegasus Motorsports, LLLP (4) 1739 Creekstone Circle San Jose, CA 95133	1,000,000	1.82%

Common Stock	Schwartz LLLP (5) 1111 Ribisi Circle San Jose, CA 95133	1,000,000	1.82%

Common Stock	Airlift International, Inc. 1739 Creekstone Circle San Jose, CA 95133	1,000,000	1.82

Common Stock	Kenneth Green (6) 1739 Creekstone Circle San Jose, CA 95133	54,000,000	98.09%

Common Stock	Patricia Hendricks (5) 1111 Ribisi Circle San Jose, CA 95131	1,000,000	1.82%
Common Stock	All executive officers and directors as a group	55,000,000	99.91%

(1)	The percent of class is based 55,047,000 shares of our common stock issued and outstanding as of October 30, 2007.
(2)
Catalyst Holding Group, LLLP is the family limited partnership of Kenneth Green; Patricia Hendricks is the founding Secretary/Treasurer and Director; Alan Mencin is the SVP of Business Development, Strategic Alliances, and Emerging Energy and Environmental Technology.  Catalyst Holding Group, LLLP serves to hold Kenneth Green’s personal stock and assets.

(3)
Catalyst Fund is a planned Nevada non-profit entity formed by Kenneth Green and funded by a donation of 1,000,000 shares of our common stock. The Catalyst Fund will be completely formed and organized within six months of the date of this registration statement. The fund will be a self-sufficient organization that will buy and operate non-related profitable ventures, or a REIT to fund its charitable operations.

(4)
Pegasus Motorsports, LLLP is a Nevada Limited Liability Limited Partnership formed and owned by Kenneth Green to provide outsourced marketing services for Catalyst Financial Group, Inc. The 1,000,000 shares of our common stock will be used to help form a REIT that will fund the future operations of Pegasus.

(5)	The Schwartz LLLP is a family trust in which Patricia Hendricks is the beneficiary and therefore she has beneficial ownership of the 1,000,000 shares of our common stock.
(6)
Ken Green beneficially owns 53,000,000 shares of our common stock through his ownership of 51,000,000 shares held by Catalyst Holding Group, LLLP, 1,000,000 shares held by Pegasus Motorsports, LLLP and 1,000,000 shares of Airlift International, Inc.

DESCRIPTION OF SECURITIES

General

Our original articles of incorporation authorized 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of November 19, 2007, 55,047,000 shares of common stock are issued and outstanding and held by 44 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $0.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by L.L. Bradford and Company, LLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Florida Statutes provide that Articles of Incorporation can contain provisions which eliminate or limit the personal liability of our officers and directors and even stockholders for damages for breach of fiduciary duty, but a corporation cannot eliminate or limit a director’s or officer’s liability for acts or failure to act which are based on intentional misconduct, fraud, or a willful violation of law. Our Articles of Incorporation do not provide that a director or officer is not personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Florida Statutes.

Our By-laws provide that we will indemnify our officers and directors to the fullest extent permitted by the Florida Statutes, provided the officer or director acts in good faith and in a manner which he or she reasonably believes to be in or not opposed to Contracted Services, Inc.’s best interest, and with respect to any criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Our By-laws also provide that, to the fullest extent permitted by Florida Statutes, we will pay the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the matter, upon receipt of an undertaking acceptable to the Board of Directors for their payment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission there under may be permitted under said indemnification provisions of the law, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in September 2007 in the State of Florida. In September 2007, we issued 55,000,000 restricted Shares of common stock to, Catalyst Holding Group, LLLP, Schwartz LLLP, The Catalyst Fund, Pegasus Motorsports LLLP, and Airlift International, Inc., in consideration for services rendered valued at par value for a total of $55,000.

DESCRIPTION OF BUSINESS

Catalyst Ventures Inc. is an energy consulting company which intends to enter into agreements with numerous established, independent regional bulk fuel companies throughout North America.  To date we have been contracted by Oil and Gas Petroleum Corporation (“OGPC”) to provide managing consulting services.  OGPC engages in the trading, marketing and distribution of oil, gas, lubricants, and petroleum products in North and South America, Europe, Russia, South East Asia and Africa. We will work directly with OGPC to acquire, trade, and process natural and synthetic oil and gas products worldwide. We will provide expertise in the technical and economic analysis of oil, gas and petroleum projects and activities.  OGPC's main offices are located in New York City, with a main European office in Zurich, the corporate affairs of Diamante are in Switzerland, and the office of Matrix Development is in Baton Rouge. International satellite offices are located in the key financial areas of United Kingdom, France, and Singapore. UniNeft, Ltd. (UNI) is an exporter of oil and gas and petroleum fuel products and distributor of heavy construction equipment and upstream and upstream equipment to Russia and former CIS countries. Delta Oil, Ltd. (DELTA) is a manufacturer and distributor of scientifically engineered lubricants and mineral oils to the oil and gas industry, industrial, marine, and military sectors. PetroGaz S.A. (PETRO) operating in Paris, France, marketing and distributing fuels to the US military in Europe and NATO forces. D Fuel, Ltd. (DFL) is a Singapore trading house of Russian and European fuels to Asia.

On September 25, 2007, we signed a Memorandum of Understanding whereby, in return for an equity/debt investment of $200,000 (two hundred thousand dollars) made by us, we will be entitled to 4% (four percent) of the gross profits generated for OGPC for a period no longer than 60 (sixty) months and a return no greater than $400,000 (four hundred thousand dollars) concerning a transaction which OGPC was in the process of finalizing. Upon the first successful payment made to OGPC on the transaction, an initial payment of $200,000 (two hundred thousand dollars) plus an additional $70,000 (seventy thousand dollars) totaling $270,000 (two hundred seventy thousand dollars) will be paid by OGPC to us.  Monthly payments of 15% (fifteen percent) of the net monthly profits will be made until all of the $270,000 (two hundred seventy thousand dollars) is repaid to us. Catalyst Ventures will provide consulting services to OGPC in the area of ongoing energy commodities trading.

The $200,000 (two hundred thousand dollars) investment shall also entitle us to an equity stake in OGPC equal to 4% (four percent) of the total shares and value of OGPC. At the time the Memorandum of Understanding was signed, OGPC had 5,000,000 (five million) shares currently issued with a par value of $5.00 (five dollars) a share, and OGPC had no outstanding liens or present outstanding debts.

In addition, we will be provided warrants for an exit and immediate payout in cash. The warrants are to remain in full force as an option for us and shall endure for a period of no less than 12 (twelve) months upon the first cash settlement for $270,000 (two hundred seventy thousand dollars) and shall remain in full force for a period of no less than 12 (twelve) months with compensation to be capped or maximized at $400,000 (four hundred thousand dollars) according to contractual obligations for the sale of one transaction of crude or refined petroleum products.

Upon the first transaction of funds made available from the sale of the crude or refined petroleum products, we shall be paid a portion of the investment by Daniel Correa of OGPC in the amount of $25,000 (twenty-five thousand dollars) of net profits as fully earned commission. Then for the proceeding months, maxed out at 60 (sixty) months or a maximum cash return of $400,000 (four hundred thousand dollars), we shall receive no less than 4% (four percent) of the gross revenues of the said crude or refined petroleum product contract.

Our primary objectives are to: integrate our products and services into desired marketplaces; utilize our technology and products to gain market share; resell this technology and its required support services; provide our clients with high-quality products and services while maintaining high profitability. The keys to OGPC’s success are as follows: Strategic business ventures with investment firms, investors, field licensors, producers and refineries; diverse portfolio of subsidiaries with products with minimal risk factors and high profitability; structured Partnerships and Contracts, Leases, and Equity Joint-Partnership Ventures; the company's commitment to the energy resource industry.

On September 25, 2007, the Company signed a Memorandum of Understanding whereby, in return for a debt/equity investment of $200,000 we will be entitled to 4% (four percent) of the gross profits generated for Oil and Gas Petroleum Corporation (OGPC) for a period no longer than five years and a return no greater than $400,000 concerning a certain transaction which OGPC was in the process of finalizing. Upon the first successful payment made to OGPC on the transaction, an initial payment of $200,000 plus an additional $70,000 totaling $270,000 will be paid by OGPC to the Company.  Monthly payments of 15% (fifteen percent) of the net monthly profits will be made until all of the $270,000 is repaid.  Catalyst Ventures will provide consulting services to OGPC in the area of ongoing energy commodities trading.

The $200,000 investment shall also entitle the Company to an equity stake in OGPC equal to 4% (four percent) of the total shares and value of OGPC. At the time the Memorandum of Understanding was signed, OGPC had 5,000,000 (five million) shares currently issued with a par value of $5.00 (five dollars) a share, and OGPC had no outstanding liens or present outstanding debts.  The Company will be entitled to 4% of the net profits of OGPC.

In addition, we will be provided warrants for an exit and immediate payout in cash. The warrants are to remain in full force as an option for the Company and shall endure for a period of no less than one year upon the first cash settlement for $270,000 and shall remain in full force for a period of no less than one year with compensation to be capped or maximized at $400,000 according to contractual obligations for the sale of one transaction of crude or refined petroleum products.

Upon the first transaction of funds made available from the sale of the crude or refined petroleum products, the Company shall be paid a portion of the investment by Daniel Correa of OGPC in the amount of $25,000 of net profits as fully earned commission. Then for the proceeding months, maxed out at five years or a maximum cash return of $400,000, we shall receive no less than 4% (four percent) of the gross revenues of the said crude or refined petroleum product contract.

As of September 30, 2007, the Company has paid $100,000 for this debt/equity investment, which has been recorded as a deposit on investments.

OGPC's corporate offices are located in New York in the financial district, across from the NYSE, with satellite offices in Zurich and subsidiaries in Moscow, London, and Paris. OGPC is dedicated to providing oil, gas, fuels, bitumen, and petrochemicals to the governmental, military, refineries, marine, aviation, chemical, manufacturing, and logistics and transportation industries. OGPC has signed a contract with us which will provide OGPC with management consulting services in order for the company to go public.

Catalyst Ventures Incorporated will focus its services on the North American Global Energy Market. The Quebec and Ontario markets are becoming increasingly integrated with significant Quebec production being transported to Toronto via the Trans Northern pipeline. Quebec also serves as a gateway to Ontario for imported product from offshore. Although Quebec is a large net importer, much of that product is ultimately consumed in Ontario. Since March 2005, Ontario has become a large net importer of petroleum products. During normal times, Ontario is short both gasoline and diesel fuel. Last year, imports and transfers from other provinces (mainly Quebec), accounted for more than 35% of gasoline sales and 30% of distillate sales. Most of this product comes from Quebec via the Trans-Northern Pipeline. Atlantic Canada on the other hand, continues to produce in excess of demand, and exports a significant volume of product to the U.S. Northeast.

Market Trends

There are many market trends which are speeding up the emergence of the bio-refining industry. Key concepts are sustainability and the "triple bottom line" - paying attention to not only the economic but also the environmental and social aspects in all business activities. Most companies, organizations, and individuals would probably characterize the perceived benefits of bio-refineries using at least one of the following: develop chemicals, transportation and other fuels, and energy from renewable sources; increase the feedstock independence of North America (for fuels and chemicals); provide favorable effects on conservation, public health, and the environment; create jobs and enhance the economic development of the rural economy.

These four points are closely linked to the concepts of sustainability and the triple bottom line. For long-term sustainability, using renewable resources is the only choice, since fossil fuels are essentially never replenished. Competition in the petroleum industry is normally assessed using the traditional tools of antitrust analysis. The expectation is that markets will remain competitive, prices will stay relatively stable, and the exercise of market power will be blocked if proposed mergers are approved only when it can be shown that the merged firms will not gain excessive control. Divestitures are sometimes required to meet these conditions. We seek to establish a competitive edge in its new target market segment by increasing the level of customer contact and service that other competitors seem to frequently lack. Additionally, we possess with OGPC the necessary skills to produce the high quality products that are needed in the petroleum products industry. The establishment of the previously mentioned work processes that will ensure greater service will strengthen the contacts that promote word of mouth marketing and networking.

We attract customers by offering competitive pricing and maintain our customer base by offering monthly discounted sales on spot and long term contracts, while focusing on delivering products from worldwide producers and refineries. We will not only sell the products that OGPC offers, we will sell our own experience as well as OGPC's past experience, knowledge and reputation. We will also sell our ability to act as an ally by providing service and support and providing them with the products they need, all year long.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

First Quarter 2008:

We have brokerage sale arrangements with other companies and do not actually recognize revenues from selling any petroleum products under these arrangements.  However, we   generate fees from our current clients and we will continue to seek out opportunities to enter into new broker agreements representing companies with products focused on various forms of gas, diesel, gasoline, and raw crude.   We receive for services under our broker agreements, a basic commission on net proceeds of the products sold by the Principal. "Net Receipts" for the purposes of this agreement, is defined as Gross Receipts, less returns and cash discounts.

During this period we will continue to strengthen our distribution base, broaden our specialized broker relationships and generate fees from the brokerage arrangements.

During this quarter, we may begin to review potential acquisitions and seek investment partners in order to raise the necessary funds to acquire any operating business. At this time we have not located any specific such investment partners but such partners may include banks, investment funds and broker-dealers.

Second Quarter 2008:

We intend to implement our sales and marketing efforts discussed above by preparing sales materials and management's attendance at various industry shows with an emphasis on petroleum products. We will also initiate our program to create alliances with other brokerage firms to increase our revenue base and broaden our service offerings.

Third Quarter 2008:

We will continue to seek out opportunities to expand our operations and intend to enhance our capabilities by adding personnel or entering into joint ventures with other petroleum brokerage firms. We intend to raise an additional $100,000,000 through debt or equity financing to support our efforts to hire additional consulting staff during this period.

In addition, we will continue to pursue potential acquisitions and if we have executed a purchase agreement to acquire a business we will work with an investment partner to raise the necessary financing to consummate the acquisition.

Fourth Quarter 2008:

If we have not already completed the financing transaction during the last quarter, we intend to close on such additional financing for working capital and corporate overhead. We will also take steps to increase our management staff during this period; specifically seeking personnel who will broaden our current service offerings with a key emphasis on sales and marketing. We intend to actively recruit new board members with appropriate experience to guide the Company's growth plans.

We have not, nor has any of our management, affiliates or representatives, as of the date of the prospectus, taken any steps toward locating or consummating a business combination transaction. Our business is not dependent on the successful completion of any acquisitions and we anticipate that if we acquire operating entities we will provide our broker, marketing and sales expertise and services to such acquired entity to improve their performance and thereby increasing the value of these subsidiaries and our common stock. We have not identified any specific type of business or any specific industry in which we would seek to acquire and we have not taken any actions with respect to any potential acquisitions. The purpose of any acquisitions by us would be to acquire businesses that our management believes they can make more profitable and therefore increase our value.

In summary, we should be generating sales revenues from our initial product line introduction within 150 days of the completion of our private placement, which concluded September 2007, up to a maximum of 210 days. If we are unable to generate sufficient distribution, we may have to suspend or cease our efforts. If we cease our previously stated efforts, we do not have plans to pursue other business opportunities.

Limited Operating History

We have generated less than one full year of financial information and have not previously demonstrated that we will be able to expand our business through an increased investment in our product line and/or marketing efforts. We cannot guarantee that the expansion efforts described in this Registration Statement will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our new products and/or sales methods.

If financing is not available on satisfactory terms, we may be unable to continue expanding our operations. Equity financing will result in a dilution to existing shareholders.

Results of Operations

For the period from inception through September 30, 2007, we had no revenue. Expenses for the period totaled $79,508 resulting in a loss of $79,508. Expenses of $79,508 for the period consisted of $3,352 for general and administrative expenses, $20,833 for executive compensation, $55,000 for professional services and $323 for interest expense.

Capital Resources and Liquidity

As of September 30, 2007 we had $100 in cash and $47,000 in subscription receivables.

We believe we can satisfy our cash requirements for the next twelve months with our current cash and expected revenues. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our profit, revenue, and growth goals.

We anticipate that our operational, and general and administrative expenses for the next 12 months will total approximately $650,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

 In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

DESCRIPTION OF PROPERTY

Our principal executive office location and mailing address is 1739 Creekstone Circle, San Jose, CA 95133. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September 2007, we issued 55,000,000 restricted Shares of common stock to, Catalyst Holding Group, LLLP, Schwartz LLLP, The Catalyst Fund, Pegasus Motorsports LLLP, and Airlift International, Inc., in consideration for services rendered valued at par value for a total of $55,000. The shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Act. No commission was paid to anyone in connection with the sale of Shares.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 44 shareholders of our common stock.

Rule 144 Shares

As of November 19, 2007 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After September 2008, the 55,000,000 shares issued to Catalyst Holding Group, LLLP, Schwartz LLLP, The Catalyst Fund, Pegasus Motorsports LLLP, and Airlift International, Inc. will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  After October 2008, the 47,000 shares of our common stock held by the 39 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 550,470 shares of our common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended September 30, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Kenneth Green Founder, Chairman, and CEO	2007	$16,667	0	54,000	0	0	0	0	$70,667

Patricia Hendricks, Secretary/Treasurer, and Director	2007	$4,166	0	1,000	0	0	0	0	$5,166

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through September 30, 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending September 30, 2007, by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

CATALYST VENTURES, INCORPORATED.
(A Development Stage Company)
FINANCIAL STATEMENTS
September 30, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Catalyst Ventures Incorporated
San Jose, California

We have audited the accompanying balance sheet of Catalyst Ventures Incorporated (a Development Stage Company) as of September 30, 2007, and the related statements of operations, stockholders’ deficit, and cash flows for the period September 17, 2007 (Inception) to September 30, 2007.  These financial statements are the responsibility of the company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Catalyst Ventures Incorporated as of September 30, 2007, and the results of its activities and cash flows for the period September 17, 2007 (Inception) to September 30, 2007 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 2 to the financial statements, the company has incurred losses from operations during the period ended September 30, 2007 and current liabilities exceed current assets, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
November 12, 2007
Las Vegas, Nevada

Catalyst Ventures Incorporated
(a Development Stage Company)
Balance Sheet

September 30,
2007

Assets

Current assets:
Cash	$100
Prepaid expenses	44,275
Total current assets	44,375

Investments	100,000

$144,375

Liabilities and Stockholders' Deficit

Current liabilities:
Notes payable - related party	$145,998
Accrued interest payable - related party	323
Accrued executive compensation	20,833
Accrued payroll taxes	1,729
Total current liabilities	168,883

Commitments and contingencies

Stockholders' deficit:
Preferred stock, $0.001 par value, 10,000,000 shares
authorized, no shares issued or outstanding	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 55,047,000 shares issued and outstanding	55,047
Additional paid in capital	46,953
Subscriptions receivable	(47,000)
Deficit accumulated during development stage	(79,508)
(24,508)

$144,375

The accompanying notes are an integral part of these financial statements.

Catalyst Ventures Incorporated
(a Development Stage Company)
Statement of Operations

For the period
September 17, 2007
(Inception) to
September 30,
2007

Income	$-

Expenses:
Consulting expenses - related party	55,000
Executive compensation	20,833
General and administrative expenses	3,352
Total expenses	79,185

Net operating (loss)	(79,185)

Other (expense):
Interest expense - related party	(323)
Total other (expense)	(323)

Net (loss) before provision for income taxes	(79,508)

Provision for income taxes	-

Net (loss)	$(79,508)

Weighted average number of common
shares outstanding - basic and fully diluted	55,003,357

Net (loss) per share - basic and fully diluted	$(0.00)

The accompanying notes are an integral part of these financial statements.

Catalyst Ventures Incorporated
(a Development Stage Company)
Statement of Stockholders' Deficit

					Deficit
					Accumulated
			Additional		During	Total
	Common Stock		Paid-in	Subscriptions	Development	Stockholders'
	Shares	Amount	Capital	Receivable	Stage	Deficit

Shares issued for services	55,000,000	$55,000	$-	$-	$-	$55,000

Shares issued for subscriptions receivable	47,000	47	46,953	(47,000)	-	-

Net (loss)
For the period September 17, 2007
(Inception) to
September 30, 2007	-	-	-	-	(79,508)	(79,508)

Balance, September 30, 2007	55,047,000	$55,047	$46,953	$(47,000)	$(79,508)	$(24,508)

The accompanying notes are an integral part of these financial statements.

Catalyst Ventures Incorporated
(a Development Stage Company)
Statement of Cash Flows

For the period
September 17, 2007
(Inception) to
September 30,
2007

Cash flows from operating activities
Net (loss)	$(79,508)
Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
Shares issued for services	55,000
Changes in operating assets and liabilities:
(Increase) in prepaid expenses	(44,275)
Increase in accrued interest payable - related party	323
Increase in accrued executive compensation	20,833
Increase in accrued payroll taxes	1,729
Net cash (used) by operating activities	(45,898)

Cash flows from investing activities
Deposit on investment	(100,000)
Net cash (used) by investing activities	(100,000)

Cash flows from financing activities
Proceeds from notes payable - related party	145,998
Net cash provided by financing activities	145,998

Net increase in cash	100
Cash - beginning	-
Cash - ending	$100

Supplemental disclosures:
Interest paid	$-
Income taxes paid	$-

Non-cash transactions:
Common stock issued for services	$55,000

The accompanying notes are an integral part of these financial statements.

Catalyst Ventures Incorporated
Notes to Financial Statements

Note 1: Description of Business and Summary of Significant Accounting Policies

Description of Business
The Company was organized September 17, 2007 (Date of Inception) under the laws of the State of Florida, as Catalyst Ventures Incorporated.  The Company is authorized to issue 10,000,000 shares of its $0.001 par value preferred stock and 100,000,000 shares of its $0.001 par value common stock.

The business of the Company is a business consulting firm focusing in the energy industry.  The Company has no operations and in accordance with Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises”, the Company is considered a development stage company.

Cash and Equivalents
For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of September 30, 2007.

Investments
Investee companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such Investee companies is not included in the Balance Sheet or Statement of Operations. However, impairment charges are recognized in the Statement of Operations. If circumstances suggest that the value of the Investee company has subsequently recovered, such recovery is not recorded.

When a cost method Investee company initially qualifies for use of the equity method, the Company’s carrying value is adjusted for the Company’s share of the past results of the Investee’s operations. Therefore, prior losses could significantly decrease the Company’s carrying value in that Investee company at that time.

The Company has not reviewed its investment for impairment as of September 30, 2007 because the deposit on investment occurred during the period ended.  The Company plans to review for impairment in one year from the date of acquisition.

Revenue Recognition
The Company has not recognized any revenues to date.  The Company will recognize revenue from consulting engagements when all of the following criteria for revenue recognition have been met: pervasive evidence that an agreement exists; the services have been rendered; the fee is fixed and determinable and not subject to refund or adjustment; and collection of the amount due is reasonable assured.  The Company will primarily derive its revenues from business consulting.

Stock-based compensation
The Company adopted Statement of Financial Accounting Standards (SFAS) No. 123R (revised 2004), “Share-Based Payment,” requiring the Company to recognize expense related to the fair value of its employee stock option awards.  SFAS-123R eliminates accounting for share-based compensation transactions using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (APB-25), Accounting for Stock Issued to Employees, and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Dividends
The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Catalyst Ventures Incorporated
Notes to Financial Statements

Loss per Common Share
The Company presents basic loss per share (“EPS”) and diluted EPS on the face of the statement of operations.  Basic EPS is computed by dividing reported losses by the weighted average shares outstanding. Diluted EPS is computed by adding to the weighted average shares the dilutive effect if stock options and warrants were exercised into common stock. For the period ended September 30, 2007, the denominator in the diluted EPS computation is the same as the denominator for basic EPS because the Company has no stock options and warrants outstanding.

Income Taxes
The Company follows Statement of Financial Accounting Standard No. 109, “Accounting for Income Taxes” (“SFAS No. 109”) for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments
The Company has financial instruments whereby the fair value of the financial instruments could be different than that recorded on a historical basis in the accompanying balance sheets.  The Company's financial instruments consist of cash and payables.  The carrying amounts of the Company's financial instruments approximate their fair values as of September 30, 2007due to their short-term nature.

Recent accounting pronouncements
In July 2006, FASB issued Financial Accounting Standards Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.”  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a company’s income tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  FIN 48 utilizes a two-step approach for evaluating tax positions.  Step one, Recognition, occurs when a company concludes that a tax position is more likely than not to be sustained upon examination, Step two, Measurement, is based on the largest amount of benefit, which is more likely than not to be realized on ultimate settlement.  FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle to be recorded as an adjustment to the beginning balance of retained earnings.  The Company has adopted the provisions of FIN 48 and the adoption of this standard did not have an impact on the financial position or the results of the Company’s operations.

Catalyst Ventures Incorporated
Notes to Financial Statements

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) 157, “Fair Value Measurements.”  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS 157 applies to other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of SFAS 157 will change current practice.  The provisions of SFAS 157 are effective as of the beginning of the Company’s 2009 fiscal year.  The Company is currently evaluating the impact of SFAS 157, but does not expect the adoption of SFAS 157 to have a material impact on its financial position, results of operations or cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements" (SAB 108). SAB 108 addresses how the effects of prior-year uncorrected misstatements should be considered when quantifying misstatements in current-year financial statements. SAB 108 requires an entity to quantify misstatements using a balance sheet and income-statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. The guidance is applicable for fiscal years ending after November 15, 2006. The Company has adopted the provisions of SAB 108 and the adoption of this standard did not have an impact on the financial position or the results of the Company’s operations.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.  SFAS 159 is effective for fiscal years beginning after November 15, 2007.  The Company is currently evaluating SFAS 159 to determine its impact on its financial position, results of operations or cash flows.

Fiscal Year End
The Company’s fiscal year end is December 31.

Note 2: Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of $79,508 for the period of September 17, 2007 (Inception) to September 30, 2007. The Company’s current liabilities exceed its current assets by $124,508 as of September 30, 2007.

These conditions give rise to doubt about the Company’s ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

Management’s plan, in this regard, is to raise financing of approximately $5,000,000 through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing development for the next twelve months. However, there is no assurance that the Company will be successful in raising such financing. As of the date of this registration statement the Company has not secured a firm commitment under its $5,000,000 financing plan.

Catalyst Ventures Incorporated
Notes to Financial Statements

Note 3: Prepaid Expenses

As of September 30, 2007, the Company had $44,275 in prepaid expenses.  The prepaid expenses are retainers for accounting and legal services which the Company plans to amortize as the services are rendered.

Note 4:  Deposit on Investment

On September 25, 2007, the Company signed a Memorandum of Understanding whereby, in return for a debt/equity investment of $200,000 we will be entitled to 4% (four percent) of the gross profits generated for Oil and Gas Petroleum Corporation (OGPC) for a period no longer than five years and a return no greater than $400,000 concerning a certain transaction which OGPC was in the process of finalizing. Upon the first successful payment made to OGPC on the transaction, an initial payment of $200,000 plus an additional $70,000 totaling $270,000 will be paid by OGPC to the Company.  Monthly payments of 15% (fifteen percent) of the net monthly profits will be made until all of the $270,000 is repaid.  Catalyst Ventures will provide consulting services to OGPC in the area of ongoing energy commodities trading.

The $200,000 investment shall also entitle the Company to an equity stake in OGPC equal to 4% (four percent) of the total shares and value of OGPC. At the time the Memorandum of Understanding was signed, OGPC had 5,000,000 (five million) shares currently issued with a par value of $5.00 (five dollars) a share, and OGPC had no outstanding liens or present outstanding debts.  The Company will be entitled to 4% of the net profits of OGPC.

In addition, we will be provided warrants for an exit and immediate payout in cash. The warrants are to remain in full force as an option for the Company and shall endure for a period of no less than one year upon the first cash settlement for $270,000 and shall remain in full force for a period of no less than one year with compensation to be capped or maximized at $400,000 according to contractual obligations for the sale of one transaction of crude or refined petroleum products.

Upon the first transaction of funds made available from the sale of the crude or refined petroleum products, the Company shall be paid a portion of the investment by Daniel Correa of OGPC in the amount of $25,000 of net profits as fully earned commission. Then for the proceeding months, maxed out at five years or a maximum cash return of $400,000, we shall receive no less than 4% (four percent) of the gross revenues of the said crude or refined petroleum product contract.

As of September 30, 2007, the Company has paid $100,000 for this debt/equity investment, which has been recorded as a deposit on investments.

Note 5: Notes Payable – Related Party

On September 18, 2007, the Company entered into a line of credit promissory note with Kenneth Green, an officer and director of the Company.  The note is due upon demand and bears interest at 10% per annum.  During the period of September 17, 2007 (Inception) to September 30, 2007, Mr. Green has advanced a total of $145,998 to the Company and has accrued interest of $323.

Note 6: Related Party Transactions

Executive Compensation

On September 17, 2007, the Company hired Kenneth Green to serve as the President of the Company.  Mr. Green will be paid an annual salary of $400,000.

On September 17, 2007, the Company hired Patricia Hendricks to serve as the Secretary and Treasurer of the Company.  Ms. Hendricks will be paid an annual salary of $100,000.

During the period ended September 30, 2007, the Company has accrued executive compensation of $20,833 and the associated payroll taxes of approximately $1,729.

Note 7: Equity

On September 17, 2007, the Company issued 55,000,000 shares of restricted common stock in exchange for consulting services rendered valued at $55,000.  The common stock was issued to entities that are controlled and owned by officers and directors.  The shares were valued at the fair market value of the services.

On September 30, 2007, the Company issued 47,000 shares of our common stock in exchange for subscriptions receivable of $47,000.  On October 3, 2007, the Company received $47,000 and reduced its subscriptions receivable balance.

Note 8: Subsequent Events

Equity

On October 3, 2007, the Company received $47,000 and reduced its subscriptions receivable balance.

CATALYST VENTURES INCORPORATED
47,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Florida Statutes provide that Articles of Incorporation can contain provisions which eliminate or limit the personal liability of our officers and directors and even stockholders for damages for breach of fiduciary duty, but a corporation cannot eliminate or limit a director’s or officer’s liability for acts or failure to act which are based on intentional misconduct, fraud, or a willful violation of law. Our Articles of Incorporation due not provide that a director or officer is not personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Florida Statures.

Our By-laws provide that we will indemnify our officers and directors to the fullest extent permitted by the Florida Statutes, provided the officer or director acts in good faith and in a manner which he or she reasonably believes to be in or not opposed to Contracted Services, Inc.’s best interest, and with respect to any criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Our By-laws also provide that, to the fullest extent permitted by Florida Statutes, we will pay the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the matter, upon receipt of an undertaking acceptable to the Board of Directors for their payment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$1.44
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$20,000
Legal fees and expense	$30,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$50,001.44

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Florida in September 2007 and 55,000,000 shares of common stock were issued to Catalyst Holding Group, LLLP, Schwartz LLLP, The Catalyst Fund, Pegasus Motorsports LLLP, and Airlift International, Inc. for services rendered to us valued at par value for a total of $55,000.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).  These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In September 2007, we completed a Regulation D Rule 506 offering in which we sold 47,000 shares of common stock to 39 investors, at a price per share of $1.00 for an aggregate offering price of $47,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

The Logie Living Trust dated 4-12-91	1,000
Rafael E. Loperena	5,000
Sandra L. Burgess	5,000
Gail Diane Munter	1,000
Sharon E. and David N. Anderson	1,000
Douglas A. Williams	1,000
Robert and Denise Patterson	1,000
Linette S. and Bryan J. Hart	1,000
Bruce A. Bode	1,000
Michael A. Kinney	1,000
Berry and Barbra Duke	1,000
Granite Lending Group, Inc.	1,000
Justin Duke	1,000
George E. Richardson, Jr.	1,000
Kristen Suzuki	1,000
Allyson J. Kumataka	1,000
Jeffery R. Crowe	1,000
David Ho	1,000
Tracy L. List	1,000
Theodore A. List Jr.	1,000
Clifford J. List	1,000
Kathleen E. Holmby	1,000

Todd N. Textor	1,000
Matthew P. Mosbey	1,000
Jordan Bianco	1,000
Marilyn Newberg	1,000
Janet R. Thornton	1,000
Gloria L. Miller	1,000
Douglas Bebb	1,000
Nilo Castillo	1,000
David A. and Diana L. Carlson	1,000
Trust of Robert O. Carlson	1,000
Ronald L. Rowton	1,000
Timothy J. Cunningham	1,000
Lincoln Ong	1,000
Erin Campbell	1,000
William and Linda Cox	1,000
John G. and Kimberly V. Albrecht	1,000
Lisa Silva	1,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §§230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in February 2006 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.01	Memorandum of Understanding, signed September 25, 2007 between Catalyst Venture, Inc. and OGPC
23.1	Consent of L.L. Bradford & Company, LLC
23.2	Consent of Counsel, as in Exhibit 5.1

ITEM 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(D) Undertaking pursuant to Item 512(g) of Regulation S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

1. If the small business issuer is relying on Rule 430B (ss. 230. 430B of this chapter):

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss. 230. 424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss. 230. 424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) (ss. 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2. If the small business issuer is subject to Rule 430C (ss. 230. 430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in San Jose, California on November 19, 2007.

CATALYST VENTURES INCORPORATED

By:	/s/ Kenneth Green
Kenneth Green
Founder, Chairman, CEO, and Director

By:	/s/ Patricia Hendricks
Patricia Hendricks
Secretary/Treasurer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Green and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Catalyst Ventures Incorporated) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/ Kenneth Green
	Kenneth Green	Founder, Chairman, CEO, and Director

By:	/s/ Patricia Hendricks
	Patricia Hendricks	Secretary/Treasurer, and Director